UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 10, 2004


                        Investors Capital Holdings, Ltd.
             (Exact name of registrant as specified in its charter)



          Massachusetts                 1-16349                 04-3284631
(State or Other Jurisdiction          (Commission             (IRS Employer
        of Incorporation)              File Number)          Identification No.)



                                230 Broadway East
                               Lynnfield, MA 01940
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (800) 949-1422



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure and Election of Directors

Marshall Acuff, Jr., and Robert Martin were elected as directors of Investors Capital Holdings, Ltd. (the "Company") by the Board of Directors effective June 10, 2005. Messrs. Acuff and Martin replaced on the Board David R. Smith and Stephen Parker, who resigned as directors effective June 10, 2005 and February 15, 2005, respectively. These changes in Board makeup completed a year-long effort to place a majority of independent directors on the Board and to assure a completely independent three-member Audit Committee.

As part of this effort, the Board was expanded to seven members on November 30, 2004 with the election of William Atherton. Previously thereto, Arthur J. Stickney was elected a director on August 10, 2004, replacing James F. Twaddell, who had resigned and did not run for re-election to the Board at the Annual Shareholders Meeting held that day.

Messrs. Martin, Acuff, Atherton and Stickney are independent directors, and the latter three constitute the members of the Audit Committee.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Investors Capital Holdings, Ltd.

                                         By /s/ Ted Charles
                                            ------------------------------------
                                             Ted Charles, President

Date:  June 10, 2005


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